FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR SECOND QUARTER 2017

Marlborough, Mass. (July 27, 2017) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.257 billion during the second quarter ended June 30, 2017. This represents growth of 6 percent on a reported basis and 7 percent on an operational basis (excludes the impact of changes in foreign currency exchange rates), all compared to the prior year period. The company reported GAAP earnings of $146 million or $0.11 per share (EPS), compared to a GAAP loss of $207 million or $(0.15) a year ago, and achieved adjusted earnings per share of $0.32 for the period, compared to $0.27 a year ago.

“Our strong financial performance in the first half of 2017 reflects our innovative portfolio of products and solutions and execution of our category leadership strategy,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “Our team continues to drive results while also investing in multiple high growth markets where we expect our portfolio will have a meaningful impact on customers and their patients.”

Second quarter financial results and recent developments:

•
Reported second quarter sales of $2.257 billion, compared to the company's guidance range for the quarter of $2.185 to $2.215 billion, representing an increase of 6 percent on a reported and 7 percent on an operational basis, all compared to the prior year period.

•
Grew organic revenue 6 percent in the second quarter over the prior year period. Organic revenue growth excludes the impact of changes in foreign currency exchange rates and sales from the acquisition of EndoChoice Holdings, Inc. (EndoChoice) as well as recently acquired Symetis SA (Symetis).

•
Reported GAAP earnings of $0.11 per share compared to the company's guidance range of $0.18 to $0.21 per share, primarily due to litigation-related charges. Achieved adjusted earnings per share of $0.32 compared to the guidance range of $0.30 to $0.32 per share.

•	Achieved second quarter revenue growth in all segments, all compared to the prior year period:

◦	MedSurg: 11 percent reported, 12 percent operational, and 10 percent organic

◦	Cardiovascular: 5 percent reported and organic, and 6 percent operational

◦	Rhythm Management: 2 percent reported, 3 percent operational and organic

•	Delivered strong revenue growth in the U.S. and AMEA, all compared to the prior year period:

◦	U.S.: 9 percent reported and operational, 7 percent organic

◦	Europe: 1 percent reported, 4 percent operational and 2 percent organic

◦	AMEA (Asia-Pacific, Middle East and Africa): 5 percent reported, 7 percent operational and organic

◦	Emerging markets:[1] 13 percent reported, 15 percent operational and 14 percent organic

•
Closed the acquisition of Symetis, a privately-held Swiss structural heart company, for approximately $430 million in cash, enabling the company to provide physicians with multiple transcatheter aortic valve replacement (TAVR) offerings for the treatment of patients with valvular heart disease.

•
Announced positive results from the pivotal global randomized TAVR study at the annual EuroPCR Scientific Congress, demonstrating LOTUS™ Valve System[2] superiority over a CoreValve® TAVR System platform[3] for the primary composite effectiveness endpoint and non-inferiority for the primary composite safety endpoint. Also presented results for the

ACURATE neo™/TF™4 valve in the SAVI-TF Registry, confirming safety and efficacy of the valve out to one year, as well as demonstrating the lowest new pacemaker rate seen in a major TAVR trial.

•
Presented positive safety and efficacy rates for the WATCHMAN™ Left Atrial Appendage Closure (LAAC) Device from the EWOLUTION European registry at the Heart Rhythm Society's Annual Scientific Sessions. Data confirmed that the WATCHMAN device had a high implant success rate and was effective in stroke reduction (compared to expected rate) in patients with non-valvular atrial fibrillation, including patients deemed unsuitable for oral anticoagulation.

•	Completed patient enrollment of the SALUTE trial, designed to pursue regulatory approval of the WATCHMAN device in Japan, which the company expects to receive in 2019.

•
Announced the first ever Expedited Access Pathway designation in the peripheral branch of the U.S. Food and Drug Administration (FDA) for the study of a drug-eluting vascular stent system for the treatment of critical limb ischemia below the knee,[5] a condition for which there are currently few effective treatment options.

•
Received FDA approval for the RESONATE™ family of implantable cardioverter defibrillator (ICD) and cardiac resynchronization therapy defibrillator (CRT-D) systems. The new devices combine the EnduraLife™ longest-lasting battery technology, SmartCRT™ therapy optimization and compatibility with the HeartLogic™ Heart Failure Diagnostic Service[6] to help physicians improve heart failure management.

•
Received CE Mark for the Vercise™ Gevia™ Deep Brain Stimulation (DBS) System,[7] the industry’s first MR-conditional directional DBS system for the treatment of movement disorder symptoms in patients with Parkinson's disease, dystonia and essential tremor.

•
Presented post approval study results at the American Thoracic Society International Conference that demonstrated the Alair™ Bronchial Thermoplasty System reduced complications, including severe asthma exacerbations and asthma-related hospitalizations, in adult patients with severe persistent asthma.

1.
We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.

2.	The Lotus Valve devices are currently not available for use or sale.

3.	CoreValve is a registered trademark of Medtronic.

4.	The ACURATE neo/TF™ valve system is not available for use or sale in the US.

5.	Device under development. Not available for use or sale.

6.	The HeartLogic Heart Failure Diagnostic Service is not currently available for use or sale.

7.	The Vercise Gevia system is CE Marked. Not available for use or sale in the U.S.

Net sales for the second quarter:

			Change
	Three Months Ended June 30,		As Reported Basis	Less: Impact of Foreign Currency	Operational Basis
(in millions)	2017	2016

Interventional Cardiology	$603	$579	4%	(1)%	5%	*
Peripheral Interventions	273	258	6%	(1)%	7%
Cardiovascular	876	837	5%	(1)%	6%
Cardiac Rhythm Management	480	477	1%	(1)%	2%
Electrophysiology	67	60	12%	(1)%	13%
Rhythm Management	547	537	2%	(1)%	3%
Endoscopy	400	361	11%	(1)%	12%	*
Urology and Pelvic Health	280	256	10%	0%	10%
Neuromodulation	154	135	14%	0%	14%
MedSurg	834	752	11%	(1)%	12%

Net Sales	$2,257	$2,126	6%	(1)%	7%

*Interventional Cardiology grew 4% on an organic basis and Endoscopy grew 7% on an organic basis.

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

Guidance for Full Year and Third Quarter 2017

The company now estimates revenue for the full year 2017 to be in a range of $8.890 to $8.990 billion (compared to prior guidance of $8.800 to $8.900 billion), which versus the prior year period, represents a growth range of approximately 6 to 7 percent on a reported basis and a growth range of approximately 6 to 8 percent on an operational basis including contribution of approximately 120 basis points from EndoChoice and Symetis. The company now estimates income on a GAAP basis in a range of $0.70 to $0.74 per share (compared to prior guidance of $0.81 to $0.86 per share) and now estimates adjusted earnings, excluding acquisition-related net charges, restructuring and restructuring-related net charges, litigation-related net charges, certain investment impairment charges and amortization expense, in a range of $1.23 to $1.27 per share (compared to prior guidance of $1.22 to $1.26 per share).

The company estimates sales for the third quarter of 2017 to be in a range of $2.180 to $2.210 billion, which versus the prior year period represents a growth range of approximately 4 to 5 percent on a reported basis and a growth range of approximately 5 to 6 percent on an operational basis including contribution of approximately 140 basis points from EndoChoice and Symetis. The company estimates earnings on a GAAP basis in a range of $0.16 to $0.18 per share. Adjusted earnings, excluding acquisition-related net charges, restructuring and restructuring-related net charges and amortization expense, are estimated in a range of $0.29 to $0.31 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend," "aiming" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, operational and organic revenue growth rates, GAAP earnings and adjusted earnings for the third quarter and full year 2017, our financial performance, our business plans and our positioning for revenue and earnings growth. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions, clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Kelly Leadem
508-683-5543 (office)
Media Relations
Boston Scientific Corporation
kelly.leadem@bsci.com

Investors:	Susan Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in millions, except per share data	2017	2016	2017	2016

Net sales	$2,257	$2,126	$4,418	$4,090
Cost of products sold	632	639	1,282	1,211
Gross profit	1,625	1,487	3,136	2,879

Operating expenses:
Selling, general and administrative expenses	815	779	1,609	1,497
Research and development expenses	244	222	480	431
Royalty expense	17	20	34	39
Amortization expense	142	135	285	271
Restructuring charges (credits)	1	14	5	17
Contingent consideration expense (benefit)	(24)	33	(74)	37
Litigation-related charges (credits)	205	618	208	628
	1,400	1,821	2,547	2,920
Operating income (loss)	225	(334)	589	(41)

Other income (expense):
Interest expense	(58)	(59)	(115)	(118)
Other, net	(76)	(4)	(78)	(10)
Income (loss) before income taxes	91	(397)	396	(169)
Income tax expense (benefit)	(55)	(190)	(40)	(164)
Net income (loss)	$146	$(207)	$436	$(5)

Net income (loss) per common share - basic	$0.11	$(0.15)	$0.32	(0.00)
Net income (loss) per common share - assuming dilution	$0.11	$(0.15)	$0.31	(0.00)

Weighted-average shares outstanding
Basic	1,369.8	1,357.4	1,367.6	1,353.9
Assuming dilution	1,391.1	1,357.4	1,390.6	1,353.9

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 30,	December 31,
in millions, except share data	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$195	$196
Trade accounts receivable, net	1,444	1,472
Inventories	1,023	955
Deferred and prepaid income taxes	75	75
Other current assets	485	541
Total current assets	3,222	3,239

Property, plant and equipment, net	1,651	1,630
Goodwill	6,871	6,678
Other intangible assets, net	5,921	5,883
Other long-term assets	717	666
TOTAL ASSETS	$18,382	$18,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$1,018	$64
Accounts payable	376	447
Accrued expenses	2,238	2,312
Other current liabilities	668	764
Total current liabilities	4,300	3,587

Long-term debt	4,817	5,420
Deferred income taxes	58	18
Other long-term liabilities	1,972	2,338

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $0.01 par value - authorized 2,000,000,000 shares -
issued 1,618,030,825 shares as of June 30, 2017 and
1,609,670,817 shares as of December 31, 2016	16	16
Treasury stock, at cost - 247,566,270 shares as of June 30, 2017
and December 31, 2016	(1,717)	(1,717)
Additional paid-in capital	17,057	17,014
Accumulated deficit	(8,068)	(8,581)
Accumulated other comprehensive income (loss), net of tax	(53)	1
Total stockholders' equity	7,235	6,733
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,382	$18,096

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30, 2017
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$91	$55	$146	$0.11
Non-GAAP adjustments:
Acquisition-related net charges (b)	8	(9)	(1)	0.00
Restructuring and restructuring-related net charges (c)	16	(3)	13	0.01
Litigation-related net charges	205	(74)	131	0.09
Investment impairment charges (d)	53	(19)	34	0.02
Amortization expense	142	(21)	121	0.09
Adjusted net income	$515	$(71)	$444	$0.32

	Three Months Ended June 30, 2016
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(397)	$190	$(207)	$(0.15)
Non-GAAP adjustments:
Acquisition-related net charges (e)	53	(4)	49	0.04	*
Restructuring and restructuring-related net charges (f)	26	(5)	21	0.02	*
Litigation-related net charges	618	(224)	394	0.28	*
Amortization expense	135	(19)	116	0.08	*
Adjusted net income	$435	$(62)	$373	$0.27

*Assumes dilution of 17.7 million shares for the three months ended June 30, 2016 for all or a portion of these non-GAAP Adjustments

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the second quarter of 2017, pre-tax acquisition-related net charges were $8 million, of which $7 million was recorded in cost of products sold, $11 million was recorded in selling, general and administrative expenses, $5 million was recorded to research and development expenses, $24 million was recorded as a benefit to contingent consideration and $9 million of expense was recorded in other, net.

(c) In the second quarter of 2017, pre-tax restructuring charges were $1 million and pre-tax restructuring-related charges were $15 million, of which $12 million was recorded in cost of products sold and $3 million was recorded in selling, general and administrative expenses.

(d) Investment impairment charges are recorded in other, net.
(e) In the second quarter of 2016, pre-tax acquisition-related net charges were $53 million, of which $8 million was recorded in cost of products sold, $12 million was recorded in selling, general and administrative expenses and $33 million was recorded as contingent consideration expense.

(f) In the second quarter of 2016, pre-tax restructuring charges were $14 million and pre-tax restructuring-related charges were $12 million, of which $7 million was recorded in cost of products sold and $5 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

	Six Months Ended June 30, 2017
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$396	$40	$436	$0.31
Non-GAAP adjustments:
Acquisition-related net credits (b)	(24)	(9)	(33)	(0.02)
Restructuring and restructuring-related net charges (c)	35	(7)	28	0.02
Litigation-related net charges	208	(75)	133	0.10
Investment impairment charges (d)	53	(19)	34	0.02
Amortization expense	285	(42)	243	0.17
Adjusted net income	$953	$(112)	$841	$0.60

	Six Months Ended June 30, 2016
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(169)	$164	$(5)	$(0.00)
Non-GAAP adjustments:
Acquisition-related net charges (e)	96	(2)	94	0.07	*
Restructuring and restructuring-related net charges (f)	38	(10)	28	0.02	*
Litigation-related net charges	628	(228)	400	0.29	*
Amortization expense	271	(37)	234	0.17	*
Adjusted net income	$864	$(113)	$751	$0.55

*Assumes dilution of 18.6 million shares for the six months ended June 30, 2016 for all or a portion of these non-GAAP Adjustments

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the first half of 2017, pre-tax acquisition-related net benefit was $24 million, of which $10 million was recorded in cost of products sold, $22 million was recorded in selling, general and administrative expenses, $9 million was recorded to research and development expenses, $74 million was recorded as a benefit to contingent consideration, and $9 million of expense was recorded in other, net.

(c) In the first half of 2017, pre-tax restructuring charges were $5 million and pre-tax restructuring-related charges were $30 million, of which $24 million was recorded in cost of products sold and $6 million was recorded in selling, general and administrative expenses.

(d) Investment impairment charges are recorded in other, net.
(e) In the first half of 2016, pre-tax acquisition- and divestiture-related net charges were $96 million, of which $32 million was recorded in cost of products sold, $27 million was recorded in selling, general and administrative expenses, and $37 million was recorded as contingent consideration expense.

(f) In the first half of 2016, pre-tax restructuring charges were $17 million and pre-tax restructuring-related charges were $21 million, of which $12 million was recorded in cost of products sold and $9 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
CARDIAC RHYTHM MANAGEMENT (CRM) SALES BY COMPONENT
(Unaudited)

	Three Months Ended June 30,
(in millions)	2017	2016
Defibrillator systems	$329	$333
Pacemaker systems	151	144
CRM products	$480	$477

	Six Months Ended June 30,
(in millions)	2017	2016
Defibrillator systems	$644	$644
Pacemaker systems	299	266
CRM products	$943	$910

BOSTON SCIENTIFIC CORPORATION
SEGMENT, REGIONAL AND BUSINESS NET SALES
(Unaudited)

Q2 2017 Segment Net Sales as compared to Q2 2016

	MedSurg	Cardiovascular	Rhythm Management	Total BSC
Percentage change in net sales, as reported	11%	5%	2%	6%
Less: Impact of foreign currency fluctuations	(1)%	(1)%	(1)%	(1)%
Percentage change in net sales, operational	12%	6%	3%	7%
Less: Impact of significant acquisitions	2%	1%	0%	1%
Percentage change in net sales, organic	10%	5%	3%	6%

Q2 2017 Regional Net Sales as compared to Q2 2016

	U.S.	Europe	AMEA	Emerging Markets
Percentage change in net sales, as reported	9%	1%	5%	13%
Less: Impact of foreign currency fluctuations	0%	(3)%	(2)%	(2)%
Percentage change in net sales, operational	9%	4%	7%	15%
Less: Impact of significant acquisitions	2%	2%	0%	1%
Percentage change in net sales, organic	7%	2%	7%	14%

Q2 2017 Endoscopy Net Sales as compared to Q2 2016

Endoscopy
Percentage change in net sales, as reported	11%
Less: Impact of foreign currency fluctuations	(1)%
Percentage change in net sales, operational	12%
Less: Impact of significant acquisitions	5%
Percentage change in net sales, organic	7%

Q2 2017 Interventional Cardiology Net Sales as compared to Q2 2016

Interventional Cardiology
Percentage change in net sales, as reported	4%
Less: Impact of foreign currency fluctuations	(1)%
Percentage change in net sales, operational	5%
Less: Impact of significant acquisitions	1%
Percentage change in net sales, organic	4%
`

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q3 and Full Year 2017 Estimated Revenue Growth Rates

	Q3 2017 Estimate		Full Year 2017 Estimate
	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	4%	5%	6%	7%
Less: Estimated impact of foreign currency fluctuations	(1)%	(1)%	0%	(1)%
Estimated sales growth, operational*	5%	6%	6%	8%

* Includes contribution of approximately 140 basis points for the third quarter and 120 basis points for the full year from EndoChoice and Symetis.

Q3 and Full Year 2017 EPS Guidance

	Q3 2017 Estimate		Full Year 2017 Estimate		Prior Full Year 2017 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.16	$0.18	$0.70	$0.74	$0.81	$0.86

Estimated acquisition-related net charges	0.02	0.02	0.01	0.01	0.02	0.02
Estimated restructuring and restructuring-related charges	0.02	0.02	0.05	0.05	0.05	0.04
Estimated amortization expense	0.09	0.09	0.35	0.35	0.34	0.34
Litigation-related charges	0.00	0.00	0.10	0.10	0.00	0.00
Investment impairment charges	0.00	0.00	0.02	0.02	0.00	0.00

Adjusted results	$0.29	$0.31	$1.23	$1.27	$1.22	$1.26

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate adjusted net sales that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this constant currency growth rate and/or growth rates excluding the impacts of recent acquisitions with significant sales is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent acquisitions with significant sales, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share that exclude certain amounts and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and six months ended June 30, 2017 and 2016 and for the forecasted three month period ending September 30, 2017 and full year ending December 31, 2017, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

•
Acquisition-related net charges (credits) - These adjustments may consist of (a) contingent consideration fair value adjustments, (b) gains on previously held investments, (c) purchased and/or funded in-process research and development expenses incurred outside of a business combination and (d) due diligence, other fees, inventory step-up amortization and integration and exit costs. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees, inventory step-up amortization and integration and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions that can be highly variable and not representative of ongoing operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

•
Restructuring and restructuring-related net charges (credits) - These adjustments represent severance and other direct costs associated with our restructuring plans. These restructuring plans each consist of distinct initiatives that are fundamentally different from our ongoing, core cost reduction initiatives in terms of, among other things, the frequency with which each action is performed and the required planning, resourcing, cost and timing. Examples of such initiatives include the movement of business activities, facility consolidations and closures and the transfer of product lines between manufacturing facilities, which, due to the highly regulated nature of our industry, requires a significant investment in time and cost to create duplicate manufacturing lines, run product validations and seek regulatory approvals. Restructuring initiatives generally take approximately two years to complete and have a distinct project timeline that begins subsequent to approval by our Board of Directors. In contrast to our ongoing cost reduction initiatives, restructuring initiatives typically result in duplicative cost and exit costs over this period of time, are one-time shut downs or transfers and are not considered part of our core, ongoing operations. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. We record these charges and credits, which we consider to be unusual or infrequent and significant, within the litigation-related charges line in our consolidated statement of operations; all other legal and product liability charges, credits and costs are recorded within selling general and administrative expenses. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Investment impairment charges - These amounts represent write-downs relating to our investment portfolio that are considered unusual or infrequent and significant. Each reporting period, we evaluate our investments to determine if there are any events or circumstances that are likely to have a significant adverse effect on the fair value of the investment. If we identify an impairment indicator, we will estimate the fair value of the investment and compare it to its carrying value and determine if the impairment is other-than-temporary. For other-than-temporary impairments, we recognize an impairment loss equal to the difference between an investment’s carrying value and its fair value. Management excludes the impact of certain impairment charges when assessing operating performance, as well as from our operating segments’ measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these investment impairment charges for purposes of calculating its non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Amortization expense - We record intangible assets at historical cost and amortize them over their estimated useful lives. Amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted Net Sales Excluding the Impact of Changes in Foreign Currency Exchange Rates and/or the Impact of Recent Acquisitions with Significant Sales

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The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. The impact of recent acquisitions with significant sales in the current period and no prior period equivalent may distort our presentation of organic growth. Accordingly, management excludes the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales for purposes of reviewing the net sales and growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income and adjusted net income per share that exclude certain amounts and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.